Exhibit 99.5


                             FOURTH AMENDMENT
                                  TO THE
                           AMENDED AND RESTATED
                       LIMITED PARTNERSHIP AGREEMENT
                                    OF
                            AIR PARTNERS, L.P.

 This Fourth Amendment ("Amendment") to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P. is entered into effective as of the 19th day of November, 1998 (the "Fourth Amendment Effective Date") by and among 1992 Air GP, a Texas general partnership ("1992 Air") as the general partner, Air II General, Inc., a Texas corporation ("Air II") as withdrawing general partner, and each person executing a counterpart Limited Partner Signature Page as the limited partners (including Air Saipan, Inc. ("Saipan") as a new Limited Partner).

                                 RECITALS

 A. Air Partners, L.P. (the "Partnership") was formed pursuant to that certain Limited Partnership Agreement of the Partnership dated as of August 19, 1992 (the "Original Agreement"). The Original Agreement was amended and restated in its entirety pursuant to that certain Amended and Restated Limited Partnership Agreement of the Partnership (the "Restated Agreement"). The Restated Agreement was amended by that certain First Amendment to the Restated Agreement dated as of July 25, 1995 (the "First Amendment"), that certain Second Amendment to the Restated Agreement dated as of August 7, 1995 (the "Second Amendment"), and that certain Third Amendment to the Restated Agreement dated as of May 22, 1997 (the "Third Amendment"). The Restated Agreement as amended by the First Amendment, the Second Amendment, and the Third Amendment is referred to herein as the "Current Agreement".

 B. The Partners desire to reflect certain transfers and certain other amendments described herein relating to the transactions contemplated under and to be carried out in accordance with that certain Investment Agreement (as amended by Amendment No. 1, the "NW Investment Agreement") dated January 25, 1998 as executed by the partners of the Partnership and certain other parties and pursuant to that certain Amendment No. 2 to the Investment Agreement ("Amendment No. 2") to be dated on or about November 18, 1998 to be executed by the partners of the Partnership and certain other parties (such transactions, the "NW Transaction"), as described herein.

 Now therefore, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

 1. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Current Agreement.

 2. Air II has, by separate agreement, contributed its entire general partner interest in the Partnership to 1992 Air in return for a partnership interest in 1992 Air, and desires to withdraw from the Partnership as a General Partner. Each of the parties hereto, by their execution hereof, hereby (i) consents to such transfer and withdrawal, (ii) waives any right under the Current Agreement to declare such transfer and withdrawal as a breach of any covenant, warranty, or provision of the Current Agreement, (iii) agrees and acknowledges that 1992 Air shall from this date forward be the sole General Partner of the Partnership and that all references to the General Partner in the Current Agreement shall refer solely to 1992 Air and that 1992 Air shall continue as Managing General Partner, and (iv) agrees to continue the Partnership following such transfer and withdrawal and to continue the business of the Partnership.

 3. Pursuant to Section 6.02(a)(i) of the Current Agreement, following the withdrawal of Air II as a General Partner, 1992 Air hereby agrees (i) to continue and reconstitute the Partnership without dissolution thereof, (ii) to continue the business of the Partnership without interruption, and (iii) to continue as Managing General Partner.

 4. 1992 Air desires to have a portion of its general partner interest in the Partnership (taking into account the increase in such interest attributable to Air II's newly-contributed general partner interest), equal to Saipan's indirect interest in the Partnership held through 1992 Air, converted to a Limited Partner interest in the Partnership, but for Saipan to otherwise to enjoy the same economic benefits as currently exist with respect to such interest (the "Converted Interest"). The amount of such interest (on a post promote basis) is set forth as part of the chart on Exhibit A attached hereto and made a part hereof. Each of the parties hereto, by their execution hereof, hereby consents to such conversion.

 5. Following the actions described in 4 above, 1992 Air will, contemporaneously, by separate agreement, distribute the Converted Interest to Saipan, including all attributes appurtenant thereto (including that portion of 1992 Air's Capital Account related to the Converted Interest). Following such distribution, Saipan desires to be admitted as a Limited Partner of the Partnership pursuant to Section 5.04(a)(ii) of the Current Agreement. Each of the parties hereto, by their execution hereof, hereby consents to such distribution and the admission of Saipan as a Limited Partner of the Partnership.

 6. The terms "General Partner" and "General Partners" shall hereinafter refer solely to 1992 Air and shall not include Air II. The terms "Limited Partner" and "Limited Partners" shall hereinafter include Saipan. The terms "Partner" and "Partners" shall hereinafter include Saipan and shall not include Air II.

 7.   Prior to the consummation of the NW Transaction, the Share
Electing Partners (as defined in the NW Investment Agreement) will be entitled to receive a distribution, in partial liquidation of their interests in the Partnership, of the number of A Shares as set forth on Exhibit B attached hereto and made a part hereof. Each of the Share Electing Partners, by their execution of this Amendment, hereby request that the Partnership transfer its rights to receive such A Shares to 1998 CAI Partners, L.P. ("CAIP") as a contribution of capital of CAIP by and on behalf of such Share Electing Partner, and further request that, upon distribution, the A Shares be distributed directly to CAIP. Each Share Electing Partner hereby accepts the transfer, to CAIP, of its right to receive A Shares in partial liquidation of its interests in the Partnership, and each of the Share Electing Partners hereby grants a power of attorney to 1992 Air to take any and all actions and to enter into such documents and agreements on its behalf to accomplish such distribution including, but not limited to, the execution of Amendment No. 2 on behalf of such Share Electing Partner including the proxy, voting, transfer, and other restrictions or requirements placed on CAIP and the Share Electing Partners, and such power of attorney is irrevocable and is coupled with an interest, shall continue notwithstanding the subsequent incapacity or death of the Share Electing Partner granting such power, and shall be in addition to the Powers (defined herein) and any powers of attorney granted by such Share Electing Partner under paragraph 8 hereof.

 8. Each of the Partners has, by a prior Letter of Instruction (each, a "Letter") and by a prior Power of Attorney (each, a "Power") consented to and approved of, and authorized 1992 Air to act as its attorney-in-fact with respect to the NW Investment Agreement. Each of the Partners, by their execution hereof, hereby grants a further and continuing power of attorney to 1992 Air to act on behalf of the Partnership and such Partner to carry out and complete the NW Transaction in accordance with the terms set forth in the NW Investment Agreement as amended by Amendment No. 2, to execute Amendment No.
2 on such Partner's behalf and the documents, certificates, cross-receipts, instruments, and other agreements described in the NW Investment Agreement as amended by Amendment No. 2, and to confirm, if required, the representations and warranties required of such party under the NW Investment Agreement (or to reaffirm such representations and warranties as part of Amendment No. 2 or the closing of the NW Transaction), and to make such changes to the documents or the transaction as 1992 Air deems necessary or advisable; provided that, such power of attorney does not permit 1992 Air to materially expand the representations and warranties of such party or to materially reduce the economic benefits to accrue to such party from the NW Transaction or to materially expand the obligations of such party associated with the NW Transaction without such party's prior written consent; provided that, each Share Electing Partner has consented to the actions to be taken under paragraph 7 hereof (including the proxy, voting, transfer, and other restrictions or requirements placed on CAIP and the Share Electing Partners under Amendment No. 2) and the resulting adjustments made under Amendment No.
2. The foregoing power of attorney is irrevocable and is coupled with an interest, and shall continue notwithstanding the subsequent incapacity or death of the party granting such power. The Letters and Powers shall continue in full force and effect.

 9. As provided in the Letters, each Partner hereby agrees that solely for the purpose of determining the promote consideration owed to the General Partner from each of the Partners resulting from the NW Transaction, the actions taken and transfers made in accordance with the NW Investment Agreement as amended by Amendment No. 2 shall be deemed as if (i) such actions and transfers were made on January 25, 1998, (ii) such actions and transfers were accomplished through a sale of the Securities held by the Partnership (including those to be distributed to CAIP under paragraph 7) to the transferee parties under and as provided for in the NW Investment Agreement (without regard to Amendment No. 2), in return for the consideration provided for in the NW Investment Agreement (net of the amount of the Expense Fund described in paragraph 10 below), and (iii) such consideration was then distributed (in the form of stock or cash as requested by each Partner in its Letter) to the Partners as provided for in Section 4.09(e) of the Current Agreement. Each Partner's expected consideration net of the promote consideration and, for the Share Electing Partners, reduced by the pro rata share of A Share distributions to be made to CAIP under paragraph 7 hereof (denominated in cash or shares of stock as elected by such Partner under the NW Investment Agreement) shall be reported to the transferee parties under the NW Investment Agreement as part of the closing of the NW Transaction and shall be used to determine the consideration to be paid to each Partner from its transfer of its interest in the Partnership. Following the calculation of the deemed distribution as provided for in (iii) above, 1992 Air shall determine each Partner's "Post-Promote Percentage Interest" which, for a particular Partner, shall be determined as of January 25, 1998, and shall be the ratio of such Partner's deemed distribution determined in (iii) above (assuming the transaction had been closed under the NW Investment Agreement) over the total deemed distributions of all of the Partners. The Post-Promote Percentage Interests are set forth on Exhibit A attached hereto. Except as specifically provided for in this Amendment, the amount of consideration to be received by a Partner (denominated in shares and/or an amount of cash) shall not be further adjusted between January 25, 1998 and the time of the closing of the NW Transaction.

 10. Each of the Partners, by their execution hereof, acknowledges and agrees that under instructions by 1992 Air, approximately $3 million in cash will be paid to 1992 Air on behalf of the Partners of the Partnership in order to fund the costs and expenses of the NW Transaction (the "Expense Fund"). Each of the Partners, by their execution hereof, hereby appoints 1992 Air to act as their agent in settling such costs and expenses, and authorizes 1992 Air to retain any or all of such funds not immediately needed, if any, as a reserve against future expenses. Upon a determination by 1992 Air that any portion of such funds are in excess of the amounts needed to fund future costs and expenses, 1992 Air shall return such excess amounts to each of the Partners, pro rata based on their Post-Promote Percentage Interests.

 11. Each of the Partners hereby agrees to bear its share of all expenses associated with the NW Transaction and the continued operation of the Partnership through the closing (including, but not limited to, all fees and expenses associated with the operation thereof up until the closing of the NW Transaction, and all costs thereafter to close out the Partners' interests therein such as accounting and tax preparation costs and any costs of litigation, but not any costs or expenses incurred by Air Partners, L.P. from its operations after the transfers are made at the closing of the NW Transaction, which shall be borne by the transferee owners of the Partnership) pro rata in the ratio of their Post-Promote Percentage Interests, which expenses shall include such Partner's share of the repayment of the warrant exercise loan principal and interest as provided for, in accordance with, and with the consideration designated in, the NW Investment Agreement. 1992 Air, as agent, is hereby authorized to first use the Expense Fund to satisfy such expenses to the extent possible. If the Expense Fund is insufficient to cover all such expenses, each Partner hereby agrees to recontribute its pro rata share, by Post-Promote Percentage Interests, of any additional funds needed to satisfy such expenses; provided that, no Partner shall be obligated to recontribute or fund collectively pursuant to this paragraph 11 and paragraph 12 (i) more than his or its pro rata share, by Post-Promote Percentage Interests, of any expenses or obligations incurred or (ii) on a cumulative basis, an amount in excess of the amount of consideration received by such Partner in connection with the closing of the NW Transaction (valued as of the date of the closing of the NW Transaction) plus, for Share Electing Partners, the pro rata value for such Share Electing Partner of the A Share distribution to be made pursuant to the right to receive such distribution contributed by such Share Electing Partner to CAIP under paragraph 7 (valued on the date of receipt of such distribution). The foregoing in no way affects or limits the agreements entered into by each of the Partners under the NW Investment Agreement.

 12. Notwithstanding the transfer of such Partner's interest in the Partnership under the NW Transaction, each of the Partners hereby agrees that the indemnity and exculpation provisions of the Current Agreement, including Sections 2.04 and 2.05 thereof, shall continue to be of full force and effect, with respect to, and shall continue to cover, the actions (and inactions) taken (and to be taken) by 1992 Air GP, its officers, directors, partners, employees, and agents in connection with (i) the operations of the Partnership through the closing of the NW Transaction (including actions taken thereafter to wrap up the Partners' interests in the Partnership such as the payment of previously incurred expenses and the preparation of financial and tax documents and reports), and (ii) the NW Transaction, and that each Partner shall bear its pro rata share, by Post-Promote Percentage Interests, of all costs and expenses incurred in accordance therewith; provided that, the limitations and exclusions set forth in the Current Agreement regarding indemnification and exculpation, including Sections 2.04 and 2.05 thereof, shall continue in effect; and provided further that, no Partner shall be obligated to recontribute or fund collectively pursuant to paragraph 11 and this paragraph 12 (i) more than his or its pro rata share, by Post-Promote Percentage Interests, of any expenses or obligations incurred or (ii) on a cumulative basis, an amount in excess of the amount of consideration received by such Partner in connection with the closing of the NW Transaction (valued as of the date of the closing of the NW Transaction) plus, for Share Electing Partners, the pro rata value for such Share Electing Partner of the A Share distribution to be made pursuant to the right to receive such distribution contributed by such Share Electing Partner to CAIP under paragraph 7 (valued on the date of receipt of such distribution). The foregoing in no way affects or limits the agreements entered into by each of the Partners under the NW Investment Agreement.

 13.  Any interest payments to be received by the Partners under Section
2.5 of the NW Investment Agreement shall be divided among the Partners pro rata based on their Post-Promote Percentage Interests, and shall be added to any other consideration to be paid to such Partner determined under paragraph 9 hereof.

 14. Each Partner hereby ratifies the NW Investment Agreement as provided in its Letter, and agrees to continue to be bound by it and all actions contemplated by it as provided in such Partner's Letter and by all actions taken in such Partner's name that was or is properly taken in accordance with the Power and the power of attorney granted under paragraph 8 hereof. Each Partner further ratifies Amendment No. 2 and agrees to be bound by it and all actions completed by it and by all actions taken in such Partner's name that is properly taken in accordance with the power of attorney granted under paragraph 8 hereof.

 15. Except as amended hereby, the Current Agreement shall remain in full force and effect, and each person executing this Amendment hereby acknowledges the same; provided that, following the consummation of the NW Transaction, each Partner agrees to and requests to withdraw completely from, and no longer be a Partner of, the Partnership. The provisions herein concerning powers of attorney, expense sharing and recontribution, and indemnities and exculpations shall continue notwithstanding the sale of the Partners' interests as part of the NW Transaction, as between the current Partners and the General Partner; provided that, none of such provisions shall be deemed to impose any obligations on the new partners to be admitted upon the transfer of all of the current Partners' interests as part of the NW Transaction.

 16. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. All of the counterpart pages shall be read as though one and shall have the same force and effect as if all of the parties had executed a single signature page.

[SIG              NATURES BEGINNING ON FOLLOWING PAGE]

 In witness whereof, each of the undersigned has executed this Amendment to be effective as of the Fourth Amendment Effective Date.


                          GENERAL PARTNER

                          1992 AIR GP, a Texas general partnership

                          By:  1992 Air, Inc., a Texas corporation,
                                 general partner


                               By:
                                   James J. O'Brien, Chief Financial Officer
                                     and Vice President


                          WITHDRAWING GENERAL PARTNER


                          AIR II GENERAL, INC., a Texas corporation


                          By: __________________________________
                                James J. O'Brien, Vice President




                       [CONTINUED ON ATTACHED PAGES]

                      LIMITED PARTNER SIGNATURE PAGE


 The undersigned limited partner does hereby execute and agree to the Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., a Texas limited partnership.



                               ___________________________________
                               DAVID BONDERMAN

                      LIMITED PARTNER SIGNATURE PAGE


 The undersigned limited partner does hereby execute and agree to the Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., a Texas limited partnership.


                          BONDERMAN FAMILY LIMITED
                          PARTNERSHIP

                          By:  Bondco, Inc., general partner


                               By:________________________________
                                   James J. O'Brien, Chief Financial Officer
                                     and Vice President

                      LIMITED PARTNER SIGNATURE PAGE


 The undersigned limited partner does hereby execute and agree to the Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., a Texas limited partnership.


                               ESTATE OF LARRY LEE HILLBLOM


                               By:________________________________

                               Title:

                      LIMITED PARTNER SIGNATURE PAGE


 The undersigned limited partner does hereby execute and agree to the Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., a Texas limited partnership.

                               DHL MANAGEMENT SERVICES, INC.


                               By:_________________________________
                               Title:________________________________

                      LIMITED PARTNER SIGNATURE PAGE


 The undersigned limited partner does hereby execute and agree to the Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., a Texas limited partnership.

                          LECTAIR PARTNERS LIMITED PARTNERSHIP

                          By:  Planden Corp., General Partner


                          By:_________________________________
                               Edward L. Cohen, President

                      LIMITED PARTNER SIGNATURE PAGE


 The undersigned limited partner does hereby execute and agree to the Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., a Texas limited partnership.

                               SUNAMERICA INC.


                               By:_________________________________

                               Title:________________________________

                      LIMITED PARTNER SIGNATURE PAGE


 The undersigned limited partner does hereby execute and agree to the Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., a Texas limited partnership.



                               ___________________________________
                               ELI BROAD

                      LIMITED PARTNER SIGNATURE PAGE


 The undersigned limited partner does hereby execute and agree to the Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., a Texas limited partnership.



                               AMERICAN GENERAL CORPORATION,
                               a Texas corporation


                               By:_________________________________

                               Title:________________________________

                      LIMITED PARTNER SIGNATURE PAGE


 The undersigned limited partner does hereby execute and agree to the Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., a Texas limited partnership.



                               ___________________________________
                               DONALD STURM

                      LIMITED PARTNER SIGNATURE PAGE


 The undersigned limited partner does hereby execute and agree to the Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., a Texas limited partnership.

                               CONAIR LIMITED PARTNERS, L.P.,


                               By:_________________________________
                                    John M. Lewis, General Partner

                      LIMITED PARTNER SIGNATURE PAGE


 The undersigned limited partner does hereby execute and agree to the Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., a Texas limited partnership.

                          BONDO AIR LIMITED PARTNERSHIP

                          By:  1992 Air, Inc., general partner


                                By:
                                James J. O'Brien, Chief Financial Officer
                                  and Vice President

                      LIMITED PARTNER SIGNATURE PAGE


 The undersigned limited partner does hereby execute and agree to the Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., a Texas limited partnership.

                               AIR SAIPAN, INC., a CNMI corporation


                               By:_________________________________

                               Title:________________________________

                                  EXHIBIT A

                      POST-PROMOTE
                  PERCENTAGE             APPROXIMATE NET
PARTNER                  INTEREST             CONSIDERATION*
                                         SHARES           CASH

1992 Air GP                 18.560%          1,108,808         $24,306,737**
David Bonderman              4.916%           308,736               597,195
Bonderman Family, L.P.       1.425%           104,363               173,132
Estate of Larry Hillblom    11.743%              0          57,353,560
DHL Management Services     11.400%              0          55,681,733
Lectair Partners, L.P.       7.695%           483,333               934,919
SunAmerica                   4.275%              0          20,880,892
Eli Broad                    2.850%             179,011             346,264
American General Corp.      15.326%              0          74,854,080
Donald Sturm                 7.125%             447,533             865,670
Conair, L.P.                 1.283%              0           6,264,409
Bondo Air, L.P.             13.054%              0          63,758,353
Air Saipan                   0.348%              0           1,698,049
                      100.000%             2,631,784      $307,714,993

* Total consideration from NW Transaction less pro rata share of Expense Fund less pro rata share of warrant loan repayment plus pro rata share of interest received. This amount does not include, for Share Electing Partners, the right to receive a distribution of A Shares reflected on Exhibit B.

**   Includes Expense Fund.

                                  EXHIBIT B

                                                     RIGHT TO RECEIVE
                                                       A SHARES TO
SHARE                                                BE DISTRIBUTED
ELECTING                                            UNDER PARAGRAPH 7
PARTNER                                                        TO CAIP


1992 Air GP                                                      141,000
David Bonderman                                                  101,424
Bonderman Family, L.P.
    17,104
Lectair Partners, L.P.
   158,780
Eli Broad                                                       58,807
Donald Sturm                                                   147,019
                                                               624,134

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